CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.41 to the Registration Statement on Form N-1A of James Alpha Funds Trust d/b/a Easterly Funds Trust with respect to the Easterly Snow All Cap Value Fund.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 26, 2026